CONSULTING SERVICES AGREEMENT

       THIS AGREEMENT is dated for reference as of the 8th day of September, 2011, between ROYAL MINES AND MINERALS CORP., a Nevada corporation, having a corporate office at 2580 Anthem Village Drive, Suite 112, Henderson, NV 89052 (the “Company”), and JAMES MACK of 1101 Broadmor Dr., Tempe, AZ 85282 (the “Consultant”),

       NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Services. The Consultant will provide marketing consulting services (the "Services") to the Company in connection with its advanced mineral recovery technology including, but not limited to the following:

(a)	Liaising with government;
(b)	Liaising with technical and general press;
(c)	Assisting in marketing the Company's technology;
(d)	Developing plans for expansion of the technology; and
(e)	Introducing potential joint venture partners for plants utilizing the technology.

2.           Compensation. In consideration of the Services to be provided, the Company shall issue the following securities to the Consultant:

(a)	A bonus on signing of this Agreement of 160,000 shares of common stock in the capital of the Company and 1,030,000 warrants (the "Warrants") as follows:

	(i)	One million (1,000,000) warrants, with each warrant exercisable for a period of two years to purchase one share of common stock at a price of $0.10 per share; and

	(ii)	Thirty thousand (30,000) warrants, with each warrant exercisable for a period of two years to purchase one share of common stock at a price of $0.25 per share.

(b)

Monthly compensation of $8,000 or at the option of the Consultant 160,000 shares of the Company's common stock payable on the 1st day of each calendar month during the nine- month period covered by this Agreement.

3.           Term and Termination. The Consultant agrees to provide the Services for a period beginning upon the execution of this Agreement by each of the parties and ending on the date that is nine (9) months after the date of this Agreement. Notwithstanding the foregoing, the Consultant and the Company may terminate this Agreement prior to the end of the term set forth above by complying with the following:

(a)

If the Consultant has not completed the Services as set out in Section 1, then the Company will provide the Consultant with written notice of such non-performance. The Consultant will have 30 days from date of notice to rectify the non-performance. If after the 30 day notice period, the Consultant has not rectified the non-performance, then the Company may immediately terminate this Agreement; and

(b)	The Consultant may terminate this Agreement at any time, whether for just cause or without just cause, by providing the Company with thirty (30) days advance written notice of such termination.

4.           Relationship. The Consultant shall provide the Services in a good and workmanlike fashion, diligently, in good faith and without waste, interruption or delay except for causes beyond the reasonable control of the Consultant, and the Consultant shall at all times use its best efforts to advance the interests of the Company. At all times the Consultant shall be deemed to be an independent contractor and neither he nor any employees of the Consultant shall be deemed to be a representative, agent, or employee of the Company and the Consultant shall indemnify and save the Company harmless from and against any and all liability for any loss, damage, injury or death, including any expenses, costs and legal fees incurred in connection therewith, except liability as may arise out of the sole negligence of the Company. The Consultant agrees not to engage in any activities that would bring the Company’s reputation into disrepute.

5.           Compliance with Law. The Consultant shall comply with all applicable federal, state and local laws, statutes and regulations and the lawful requirements and directions of any governmental or administrative authority having jurisdiction with respect to the Services.

6.           US Securities Matters. The Consultant covenants with, and represents and warrants to, the Company as follows, and acknowledges and agrees that the Company is relying upon such covenants representations and warranties in entering into this Agreement:

(a)

The Consultant is not a registered broker or dealer under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") or under any other applicable securities laws, and, will not during the term of this Agreement, engage in any activities that would require the Consultant to register as a broker or dealer under the Exchange Act or under any other applicable securities laws.

(b)	The Consultant qualifies as an “accredited investor” as that term is defined in Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Securities Act").

(c)

The Consultant acknowledges that any securities issued under this Agreement or on exercise of the Warrants are being offered and sold to the Consultant pursuant to exemptions from the registration requirements of the Securities Act, and that as such, shall be restricted securities within the meaning of the Securities Act and will be subject to restrictions on their reoffer, resale or transfer. The Consultant acknowledges that the offering of the securities has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) or any other securities commission, administrator or regulator. All certificates representing any securities issued under this Agreement or on exercise of the Warrants will be endorsed with a restrictive legend substantially similar to the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

(d)

The Consultant shall reoffer or resell the securities issued under this Agreement or on exercise of the Warrants only (i) pursuant to an effective registration under the Securities Act; or (ii) pursuant to an available exemption from the registration requirements of the Securities Act. The Consultant acknowledges and agrees that the Company will refuse to register any transfer of the securities not made in compliance with this Agreement.

(e)

The Consultant is acquiring the securities as an investment for the Consultant’s own account, not as a nominee or agent for any other person, and not with a view to the resale or distribution of any part thereof, and the Consultant has no present intention of selling, granting any participation in, or otherwise distributing the same. The Consultant does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the securities.

(f)

The Consultant acknowledges that an investment in the Company is highly speculative, and involves a high degree of risk as the Company is in the early stages of developing its business, and may require substantial financing in the near future, and that only persons who can afford the loss of their entire investment should consider investing in the Company. The Consultant is an investor in securities of businesses in the development stage and acknowledges that the Consultant is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters such that the Consultant is capable of evaluating the merits and risks of an investment in the securities.

(g)

The Consultant has had full opportunity to review the Company’s periodic filings with the SEC pursuant to the Exchange Act, including, but not limited to, the Company’s annual reports, quarterly reports, current reports and additional information regarding the business and financial condition of the Company. The Consultant has had full opportunity to ask questions and receive answers from the Company regarding this information, and to review and discuss this information with the Consultant's legal and financial advisors. The Consultant believes he has received all the information he considers necessary or appropriate for deciding whether to purchase the securities.

(h)	The Consultant is not aware of any advertisement or general solicitation regarding the offer or sale of the Company’s securities.

(i)

The Consultant has satisfied himself as to the full observance of the laws of the Consultant's jurisdiction in connection with the offer and purchase of the securities, including (i) the legal requirements within the Consultant's jurisdiction for the purchase of the securities; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the securities; and (v) any restrictions on transfer applicable to any disposition of the securities imposed by the jurisdiction in which the Consultant is resident.

7.	Miscellaneous.

(a)

Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by fax, or by prepaid registered post addressed to the parties at such address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by fax, on the date of delivery, and, if mailed as aforesaid, then on the fifth business day after and excluding the day of mailing.

(b)

This Agreement constitutes the entire agreement between the parties, relating to the subject matter hereof and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise.

(c)

This Agreement and the rights and obligations and relations of the parties shall be governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein (but without giving effect to any conflict of laws rules). The parties agree that the courts of the State of Nevada shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this agreement. Each party attorns to the jurisdiction of the courts of the State of Nevada.

(d)	Time shall be of the essence of this Agreement and of every part of it and no extension or variation of this Agreement shall operate as a waiver of this provision.

(e)	This Agreement shall enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.

(f)	This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

ROYAL MINES AND MINERALS CORP.
by its authorized signatory:

/s/ K. Ian Matheson
Signature of Authorized Signatory

K. Ian Matheson
Name of Authorized Signatory

CEO & President
Position of Authorized Signatory

THE CONSULTANT

/s/ James Mack
Signature of Consultant

JAMES MACK
Name of Consultant

Address of Consultant